Sabre highlights improvement in volume metrics, better financial performance and reports second quarter 2022 results

Company raises 2022 financial guidance

Second quarter 2022 business highlights:
•Air bookings recovery accelerated in all four major global regions each month during the quarter
•Corporate and international travel continued to rebound, driving improved mix and higher than expected revenue per booking
•The technology transformation, including mainframe offload and cloud migration, moved forward and remained solidly on track to reach stated long-term cost savings goals
•Ended the quarter with cash balance of $1.0 billion

Second quarter 2022 summary:
•Second quarter revenue totaled $658 million
•Net loss attributable to common stockholders of $193 million and diluted net loss per share attributable to common stockholders of $0.59
•Adjusted EPS totaled ($0.25)

SOUTHLAKE, Texas – August 2, 2022 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2022.

"In the quarter we experienced solid improvements in each of our volume metrics. Specifically, we saw sequential volume improvements in air bookings each month during the second quarter, across all key global regions. The strong booking fee increase was driven in part by improvements in long-haul international and business travel. As global travel and testing restrictions lifted, a robust travel recovery ensued and we were ready for it. Unfortunately, some airlines and airports have struggled with the pace of the recovery, leading to capacity growth moderating as the carriers and airports sought to stabilize operations with a backdrop of strong consumer demand. Overall, we firmly believe the travel recovery remains on a long-term upward trajectory, and passengers both corporate and leisure continue to show a strong desire to fly," said Sean Menke, Chair of the Board and CEO.

"In addition, we continue to achieve our interim technology transformation milestones, and we remain on track to deliver on our expectations for significant savings and expand revenue opportunities."

Q2 2022 Financial Summary

Sabre consolidated second quarter revenue totaled $658 million, compared to $420 million in the second quarter of 2021. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to the continued recovery from the COVID-19 pandemic and favorable rate impacts in our Travel Solutions business as international and corporate bookings have improved.

Operating loss was $70 million, versus operating loss of $180 million in the second quarter of 2021. The improvement in operating results was driven by the items impacting revenue described above and lower depreciation and amortization. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, and an increase in certain labor and compensation expenses.

Net loss attributable to common stockholders totaled $193 million, versus a net loss of $251 million in the second quarter of 2021. Diluted net loss per share attributable to common stockholders totaled $0.59, versus diluted net loss per share attributable to common stockholders of $0.79 in the second quarter of 2021. The improvement in net loss attributable to common stockholders was driven by the items impacting operating loss described above, offset by a $30 million fair value loss on our investment in shares of Global Business Travel Group, Inc. ("GBT"), a $12 million reduction on the gain on sale of AirCentre, and higher interest expense.

Adjusted EBITDA was $24 million, versus Adjusted EBITDA of negative $70 million in the second quarter of 2021. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and favorable rate impacts in our Travel Solutions business as international and corporate bookings have improved. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, and increased selling, general and administrative expenses due to our investments in business systems, cybersecurity, and increased compensation to attract and retain talent.

Adjusted Operating Loss was $9 million, versus Adjusted Operating Loss of $122 million in the second quarter of 2021. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.25), versus ($0.52) in the second quarter of 2021.

With regards to Sabre's second quarter 2022 cash flows (versus prior year):
•Cash used in operating activities totaled $73 million (vs. $141 million used in)
•Cash used in investing activities totaled $103 million (vs. $1 million used in)
•Cash used in financing activities totaled $15 million (vs. $20 million used in)
•Capitalized expenditures totaled $16 million (vs. $11 million)

Free Cash Flow was negative $89 million, versus Free Cash Flow of negative $152 million in the second quarter of 2021.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change (B/W)	2022	2021	% Change (B/W)
Total Company:
Revenue	$657,532	$419,668	57	$1,242,442	$747,152	66
Operating Loss	$(70,193)	$(180,370)	61	$(149,725)	$(382,923)	61
Net loss attributable to common stockholders	$(192,734)	$(251,282)	23	$(150,674)	$(517,388)	71
Diluted net loss per share attributable to common stockholders (EPS)	$(0.59)	$(0.79)	25	$(0.46)	$(1.62)	72
Net Loss Margin	(29.3)%	(59.9)%		(12.1)%	(69.2)%
Adjusted EBITDA (1)	$24,465	$(70,458)	135	$29,616	$(179,958)	116
Adjusted EBITDA Margin(1)	3.7%	(16.8)%		2.4%	(24.1)%
Adjusted Operating Loss(1)	$(9,312)	$(121,752)	92	$(38,467)	$(288,254)	87
Adjusted Net Loss(1)	$(80,830)	$(167,772)	52	$(173,999)	$(396,046)	56
Adjusted EPS(1)	$(0.25)	$(0.52)	52	$(0.54)	$(1.24)	56
Cash used in operating activities	$(73,229)	$(141,057)	48	$(212,312)	$(338,460)	37
Cash (used in) provided by investing activities	$(102,967)	$(771)	NM	$271,898	$7,634	NM
Cash used in financing activities	$(14,573)	$(20,399)	29	$(40,408)	$(44,620)	9
Capitalized expenditures	$(15,981)	$(10,805)	(48)	$(33,384)	$(17,240)	(94)
Free Cash Flow(1)	$(89,210)	$(151,862)	41	$(245,696)	$(355,700)	31
Net Debt (total debt, less cash and cash equivalents)	$3,810,127	$3,662,764

Travel Solutions:
Revenue	$599,149	$373,385	60	$1,133,147	$662,260	71
Operating Income (Loss)	$57,698	$(67,812)	185	$103,174	$(173,034)	160
Adjusted Operating Income (Loss)(1)	$57,884	$(67,182)	186	$103,190	$(173,315)	160
Distribution Revenue	$431,538	$218,245	98	$774,426	$370,026	109
Total Bookings	80,729	56,832	42	145,707	95,775	52
Air Bookings	69,767	51,084	37	127,317	86,373	47
Lodging, Ground and Sea Bookings	10,962	5,748	91	18,390	9,402	96
IT Solutions Revenue	$167,611	$155,140	8	$358,721	$292,234	23
Passengers Boarded	160,204	103,651	55	289,367	178,840	62

Hospitality Solutions:
Revenue	$66,204	$50,751	30	$122,208	$92,966	31
Operating Loss	$(12,040)	$(8,521)	41	$(27,157)	$(22,108)	23
Adjusted Operating Loss(1)	$(12,040)	$(8,521)	41	$(27,157)	$(22,108)	23
Central Reservation System Transactions	29,533	24,039	23	52,561	41,599	26

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

Second quarter 2022 results (versus prior year):
•Travel Solutions revenue increased 60% to $599 million driven by an increase in global air and other travel bookings due to the continued recovery from the COVID-19 pandemic, and favorable rate impacts as international and corporate bookings have improved, partially offset by reduced revenue due to the sale of our AirCentre portfolio effective on February 28, 2022.
•Operating income totaled $58 million, versus operating loss of $68 million in the second quarter of 2021. The improvement in operating results was driven by increased revenue and lower depreciation, partially offset by increased incentive expenses as well as technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, and an increase in certain labor and professional services expenses to support our technology transformation initiatives.
•Distribution revenue increased 98% to $432 million due to the continued recovery in bookings and an increase in average booking fee due to a shift in bookings mix.
◦Global bookings, net of cancellations, totaled 81 million, representing a recovery to 57% of 2019 levels.
◦Net air bookings were at 52%, 56% and 60% of 2019 levels in April, May and June, respectively.
◦Average booking fee totaled $5.35, a sequential improvement versus $5.28 last quarter, $4.96 in the fourth quarter of 2021, and $4.59 in the third quarter of 2021. This increase is due to an improvement in bookings mix and reduced cancellation activity.
•IT Solutions revenue increased 8% to $168 million. Reservations revenue increased due to the ongoing recovery in passengers boarded. Commercial and Operations revenue declined primarily due to the sale of our AirCentre portfolio effective on February 28, 2022.
◦Airline passengers boarded totaled 160 million, representing a recovery to 89% of 2019 levels.

Hospitality Solutions

Second quarter 2022 results (versus prior year):

•Hospitality Solutions revenue increased 30% to $66 million. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic and increased Digital Experience revenue.
•Central reservation system transactions increased 23% to 30 million, representing 102% of 2019 levels.
•Operating loss was $12 million, versus operating loss of $9 million in the second quarter of 2021. The change in operating results was primarily driven by increased revenue and lower depreciation and amortization, more than offset by increased transaction-related costs due to volume recovery trends, and higher labor and professional services expenses and other technology costs to support our technology transformation initiatives.

Business and Financial Outlook

With respect to the 2022 financial outlook below:
•Full-year Adjusted EBITDA guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $2 million; net income attributable to noncontrolling interests of approximately $4 million; preferred stock dividends of approximately $20 million; acquisition-related amortization of approximately $50 million; stock-based compensation expense of approximately $100 million; other net benefit due to gains on sale of assets and foreign exchange gains and losses, partially offset by other costs including litigation, acquisition-related costs, restructuring and other costs, and loss on debt extinguishment of $110 million; and the tax benefit from the above adjustments of approximately $2 million, less (2) the impact of depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $135 million; interest expense, net of approximately $285 million; and benefit from income taxes less tax impact of net income adjustments of approximately $1 million.

Full-Year 2022 Financial Outlook

Sabre's full-year 2022 outlook summarized below is an update of the financial targets detailed in our first quarter 2022 earnings presentation. The company now expects higher revenue and Adjusted EBITDA across each of the bookings recovery scenarios set forth below.

Outlook[1,2] at possible Sabre bookings recovery scenarios
Sabre Bookings Recovery[3] (% of 2019)	50%		60%		70%
	New	Prior	New	Prior	New	Prior
Revenue	$2.3B to $2.6B	$2.2B to $2.5B	$2.7B to $3.0B	$2.5B to $2.8B	$3.0B to $3.3B	$2.8B to $3.1B
Adjusted EBITDA[3]	> $0M	> ($85M)	> $100M	> $15M	> $275M	> $165M

1 AirCentre results no longer included following sale effective February 28, 2022.
2 Includes $85 million in incremental investments ($45 million technology transformation and $40 million SG&A) previously excluded from Adjusted EBITDA figures presented but separately detailed in our fourth quarter and full-year 2021 earnings presentation. Incremental investments represent operational investments and expenditures that will be expensed within our results of operations (and therefore impact Adjusted EBITDA) above what was expensed in 2021.
3 Assumes related incremental benefit from Lodging, Ground and Sea (LGS) bookings and passengers boarded.

Conference Call

Sabre will conduct its second quarter 2022 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, and on its Twitter account, @Sabre_Corp. The company intends to use the Investor Relations section of its website and its Twitter account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website and its Twitter account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website or its Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “goal,” “outlook,” “opportunity,” "target," “future,” “believe,” “trend,” “plan,” "guidance," “anticipate,” “will,” "forecast," "continue," "on track," "trajectory," "scenario", "strategy," "estimate," "project," "possible," “may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effectiveness and rate of vaccinations, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, recessionary or inflationary economic conditions, risks related to the current military conflict in Ukraine, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations or the effects of new regulations, use of third-party distributor partners, risks related to our significant amount of indebtedness, the effects of the implementation of new accounting standards and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 3, 2022, in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Kristin Hays	Kevin Crissey
kristin.hays@sabre.com	kevin.crissey@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$657,532	$419,668	$1,242,442	$747,152
Cost of revenue, excluding technology costs	274,245	179,821	497,279	326,582
Technology costs	277,172	261,217	550,902	513,880
Selling, general and administrative	176,308	159,000	343,986	289,613
Operating loss	(70,193)	(180,370)	(149,725)	(382,923)
Other (expense) income:
Interest expense, net	(66,884)	(64,272)	(127,942)	(128,373)
Loss on extinguishment of debt	—	—	(3,533)	—
Equity method income (loss)	186	630	16	(281)
Other, net	(43,937)	(3,199)	147,304	8,432
Total other (expense) income, net	(110,635)	(66,841)	15,845	(120,222)
Loss from continuing operations before income taxes	(180,828)	(247,211)	(133,880)	(503,145)
Provision (benefit) for income taxes	5,390	(1,897)	4,794	2,100
Loss from continuing operations	(186,218)	(245,314)	(138,674)	(505,245)
Loss from discontinued operations, net of tax	(284)	(81)	(150)	(344)
Net loss	(186,502)	(245,395)	(138,824)	(505,589)
Net income attributable to noncontrolling interests	885	459	1,157	943
Net loss attributable to Sabre Corporation	(187,387)	(245,854)	(139,981)	(506,532)
Preferred stock dividends	5,347	5,428	10,693	10,856
Net loss attributable to common stockholders	$(192,734)	$(251,282)	$(150,674)	$(517,388)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.59)	$(0.79)	$(0.46)	$(1.62)
Net loss per common share	$(0.59)	$(0.79)	$(0.46)	$(1.62)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.59)	$(0.79)	$(0.46)	$(1.62)
Net loss per common share	$(0.59)	$(0.79)	$(0.46)	$(1.62)
Weighted-average common shares outstanding:
Basic	326,573	319,755	325,124	318,700
Diluted	326,573	319,755	325,124	318,700

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$992,180	$978,352
Restricted cash	21,039	21,039
Accounts receivable, net of allowance for credit losses of $50,767 and $58,965	395,920	259,934
Prepaid expenses and other current assets	177,243	121,591
Current assets held for sale	—	21,358
Total current assets	1,586,382	1,402,274
Property and equipment, net of accumulated depreciation of $1,945,973 and $1,912,651	231,956	249,812
Equity method investments	22,498	22,671
Goodwill	2,481,067	2,470,206
Acquired customer relationships, net of accumulated amortization of $790,870 and $771,479	245,147	257,362
Other intangible assets, net of accumulated amortization of $763,776 and $751,917	166,955	183,321
Deferred income taxes	28,266	27,056
Other assets, net	414,465	475,424
Long-term assets held for sale	—	203,204
Total assets	$5,176,736	$5,291,330

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$145,619	$122,934
Accrued compensation and related benefits	103,048	135,974
Accrued subscriber incentives	205,396	137,448
Deferred revenues	89,686	81,061
Other accrued liabilities	185,011	188,706
Current portion of debt	16,730	29,290
Current liabilities held for sale	—	21,092
Total current liabilities	745,489	716,505
Deferred income taxes	32,127	38,344
Other noncurrent liabilities	273,169	297,037
Long-term debt	4,732,532	4,723,685
Long-term liabilities held for sale	—	15,476

Stockholders’ deficit
Preferred stock, $0.01 par value, 225,000 authorized, 3,290 issued and outstanding as of June 30, 2022 and December 31, 2021; aggregate liquidation value of $329,000 as of June 30, 2022 and December 31, 2021	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 352,943 and 346,430 shares issued, 328,159 and 323,501 shares outstanding at June 30, 2022 and December 31, 2021, respectively	3,529	3,464
Additional paid-in capital	3,169,441	3,115,719
Treasury Stock, at cost, 24,785 and 22,930 shares at June 30, 2022 and December 31, 2021, respectively	(513,462)	(498,141)
Accumulated deficit	(3,200,369)	(3,049,695)
Accumulated other comprehensive loss	(75,945)	(80,287)
Noncontrolling interest	10,191	9,190
Total stockholders’ deficit	(606,582)	(499,717)
Total liabilities and stockholders’ deficit	$5,176,736	$5,291,330

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(138,824)	$(505,589)
Adjustments to reconcile net loss to cash used in operating activities:
Gain on sale of assets and investments	(180,081)	(14,532)
Depreciation and amortization	99,334	140,653
Stock-based compensation expense	53,732	53,904
Loss on fair value of investment	29,520	—
Amortization of upfront incentive consideration	23,785	30,168
Deferred income taxes	(8,600)	(7,292)
Amortization of debt discount and issuance costs	7,003	6,060
Loss on extinguishment of debt	3,533	—
Dividends received from equity method investments	488	698
Provision for expected credit losses	263	(3,914)
Loss from discontinued operations	150	344
Pension settlement charge	—	4,347
Other	3,363	238
Changes in operating assets and liabilities:
Accounts and other receivables	(170,853)	(82,477)
Prepaid expenses and other current assets	(7,658)	(7,301)
Capitalized implementation costs	(7,059)	(9,105)
Upfront incentive consideration	(6,593)	(2,453)
Other assets	33,557	535
Accrued compensation and related benefits	(31,370)	30,924
Accounts payable and other accrued liabilities	73,736	25,157
Deferred revenue including upfront solution fees	10,262	1,175
Cash used in operating activities	(212,312)	(338,460)
Investing Activities
Net proceeds from dispositions	392,268	24,874
Purchase of investment in equity securities	(80,000)	—
Additions to property and equipment	(33,384)	(17,240)
Acquisitions, net of cash acquired	(6,986)	—
Cash provided by investing activities	271,898	7,634
Financing Activities
Payments on borrowings from lenders	(629,479)	(12,590)
Proceeds of borrowings from lenders	625,000	—
Net payment on the settlement of equity-based awards	(15,330)	(22,016)
Dividends paid on preferred stock	(10,693)	(10,856)
Debt prepayment fees and issuance costs	(9,747)	—
Other financing activities	(159)	842
Cash used in financing activities	(40,408)	(44,620)
Cash Flows from Discontinued Operations
Cash used in operating activities	(2,698)	(1,158)
Cash used in discontinued operations	(2,698)	(1,158)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,652)	(947)
Increase (decrease) in cash, cash equivalents and restricted cash	13,828	(377,551)
Cash, cash equivalents and restricted cash at beginning of period	999,391	1,499,665
Cash, cash equivalents and restricted cash at end of period	$1,013,219	$1,122,114

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Loss as operating loss adjusted for equity method loss, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for loss from discontinued operations, net of tax, net income attributable to noncontrolling interests, preferred stock dividends, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision (benefit) for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by adjusted diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;
•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating loss to Adjusted Operating Loss, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(192,734)	$(251,282)	$(150,674)	$(517,388)
Loss from discontinued operations, net of tax	284	81	150	344
Net income attributable to non-controlling interests(1)	885	459	1,157	943
Preferred stock dividends	5,347	5,428	10,693	10,856
Loss from continuing operations	(186,218)	(245,314)	(138,674)	(505,245)
Adjustments:
Acquisition-related amortization(2a)	15,448	16,136	31,251	32,357
Restructuring and other costs(4)	4,336	(856)	4,336	(5,991)
Loss on extinguishment of debt	—	—	3,533	—
Other, net(3)	43,937	3,199	(147,304)	(8,432)
Acquisition-related costs(5)	2,245	1,709	5,909	2,429
Litigation costs, net(6)	12,539	11,521	16,014	12,251
Stock-based compensation	26,127	29,478	53,732	53,904
Tax impact of adjustments(7)	756	16,355	(2,796)	22,681
Adjusted Net Loss from continuing operations	$(80,830)	$(167,772)	$(173,999)	$(396,046)
Adjusted Net Loss from continuing operations per share	$(0.25)	$(0.52)	$(0.54)	$(1.24)
Diluted weighted-average common shares outstanding	326,573	319,755	$325,124	318,700

Operating loss	$(70,193)	$(180,370)	$(149,725)	$(382,923)
Add back:
Equity method income (loss)	186	630	16	(281)
Acquisition-related amortization(2a)	15,448	16,136	31,251	32,357
Restructuring and other costs(4)	4,336	(856)	4,336	(5,991)
Acquisition-related costs(5)	2,245	1,709	5,909	2,429
Litigation costs, net(6)	12,539	11,521	16,014	12,251
Stock-based compensation	26,127	29,478	53,732	53,904
Adjusted Operating Loss	$(9,312)	$(121,752)	$(38,467)	$(288,254)

Loss from continuing operations	$(186,218)	$(245,314)	$(138,674)	$(505,245)
Adjustments:
Depreciation and amortization of property and equipment(2b)	24,600	42,916	51,567	91,508
Amortization of capitalized implementation costs(2c)	9,177	8,378	16,516	16,788
Acquisition-related amortization(2a)	15,448	16,136	31,251	32,357
Restructuring and other costs(4)	4,336	(856)	4,336	(5,991)
Interest expense, net	66,884	64,272	127,942	128,373
Other, net(3)	43,937	3,199	(147,304)	(8,432)
Loss on extinguishment of debt	—	—	3,533	—
Acquisition-related costs(5)	2,245	1,709	5,909	2,429
Litigation costs, net(6)	12,539	11,521	16,014	12,251
Stock-based compensation	26,127	29,478	53,732	53,904
Provision (benefit) for income taxes	5,390	(1,897)	4,794	2,100
Adjusted EBITDA	$24,465	$(70,458)	$29,616	$(179,958)

Net loss margin	(29.3)%	(59.9)%	(12.1)%	(69.2)%
Adjusted EBITDA margin	3.7%	(16.8)%	2.4%	(24.1)%

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash used in operating activities	$(73,229)	$(141,057)	$(212,312)	$(338,460)
Cash (used in) provided by investing activities	(102,967)	(771)	271,898	7,634
Cash used in financing activities	(14,573)	(20,399)	(40,408)	(44,620)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash used in operating activities	$(73,229)	$(141,057)	$(212,312)	$(338,460)
Additions to property and equipment	(15,981)	(10,805)	(33,384)	(17,240)
Free Cash Flow	$(89,210)	$(151,862)	$(245,696)	$(355,700)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended June 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$57,884	$(12,040)	$(55,156)	$(9,312)
Less:
Equity method income	186	—	—	186
Acquisition-related amortization(2a)	—	—	15,448	15,448
Restructuring and other costs(4)	—	—	4,336	4,336
Acquisition-related costs(5)	—	—	2,245	2,245
Litigation costs, net(6)	—	—	12,539	12,539
Stock-based compensation	—	—	26,127	26,127
Operating income (loss)	$57,698	$(12,040)	$(115,851)	$(70,193)

Adjusted EBITDA	$85,915	$(6,553)	$(54,897)	$24,465
Less:
Depreciation and amortization of property and equipment(2b)	20,098	4,243	259	24,600
Amortization of capitalized implementation costs(2c)	7,933	1,244	—	9,177
Acquisition-related amortization(2a)	—	—	15,448	15,448
Restructuring and other costs(4)	—	—	4,336	4,336
Acquisition-related costs(5)	—	—	2,245	2,245
Litigation costs, net(6)	—	—	12,539	12,539
Stock-based compensation	—	—	26,127	26,127
Equity method income	186	—	—	186
Operating income (loss)	$57,698	$(12,040)	$(115,851)	$(70,193)
Interest expense, net				(66,884)
Other, net(3)				(43,937)
Equity method income				186
Provision for income taxes				(5,390)
Loss from continuing operations				$(186,218)

	Three Months Ended June 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(67,182)	$(8,521)	$(46,049)	$(121,752)
Less:
Equity method income	630	—	—	630
Acquisition-related amortization(2a)	—	—	16,136	16,136
Restructuring and other costs(4)	—	—	(856)	(856)
Acquisition-related costs(5)	—	—	1,709	1,709
Litigation costs, net(6)	—	—	11,521	11,521
Stock-based compensation	—	—	29,478	29,478
Operating loss	$(67,812)	$(8,521)	$(104,037)	$(180,370)

Adjusted EBITDA	$(22,618)	$(2,031)	$(45,809)	$(70,458)
Less:
Depreciation and amortization of property and equipment(2b)	37,228	5,448	240	42,916
Amortization of capitalized implementation costs(2c)	7,336	1,042	—	8,378
Acquisition-related amortization(2a)	—	—	16,136	16,136
Restructuring and other costs(4)	—	—	(856)	(856)
Acquisition-related costs(5)	—	—	1,709	1,709
Litigation costs, net(6)	—	—	11,521	11,521
Stock-based compensation	—	—	29,478	29,478
Equity method income	630	—	—	630
Operating loss	$(67,812)	$(8,521)	$(104,037)	$(180,370)
Interest expense, net				(64,272)
Other, net(3)				(3,199)
Equity method loss				630
Benefit for income taxes				1,897
Loss from continuing operations				$(245,314)

	Six Months Ended June 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$103,190	$(27,157)	$(114,500)	$(38,467)
Less:
Equity method income	16	—	—	16
Acquisition-related amortization(2a)	—	—	31,251	31,251
Restructuring and other costs(4)	—	—	4,336	4,336
Acquisition-related costs(5)	—	—	5,909	5,909
Litigation costs, net(6)	—	—	16,014	16,014
Stock-based compensation	—	—	53,732	53,732
Operating income (loss)	$103,174	$(27,157)	$(225,742)	$(149,725)

Adjusted EBITDA	$159,476	$(15,871)	$(113,989)	$29,616
Less:
Depreciation and amortization of property and equipment(2b)	42,214	8,842	511	51,567
Amortization of capitalized implementation costs(2c)	14,072	2,444	—	16,516
Acquisition-related amortization(2a)	—	—	31,251	31,251
Restructuring and other costs(4)	—	—	4,336	4,336
Acquisition-related costs(5)	—	—	5,909	5,909
Litigation costs, net(6)	—	—	16,014	16,014
Stock-based compensation	—	—	53,732	53,732
Equity method income	16	—	—	16
Operating income (loss)	$103,174	$(27,157)	$(225,742)	$(149,725)
Interest expense, net				(127,942)
Other, net(3)				147,304
Loss on extinguishment of debt				(3,533)
Equity method income				16
Provision for income taxes				(4,794)
Loss from continuing operations				$(138,674)

	Six Months Ended June 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(173,315)	$(22,108)	$(92,831)	$(288,254)
Less:
Equity method loss	(281)	—	—	(281)
Acquisition-related amortization(2a)	—	—	32,357	32,357
Restructuring and other costs(4)	—	—	(5,991)	(5,991)
Acquisition-related costs(5)	—	—	2,429	2,429
Litigation costs, net(6)	—	—	12,251	12,251
Stock-based compensation	—	—	53,904	53,904
Operating loss	$(173,034)	$(22,108)	$(187,781)	$(382,923)

Adjusted EBITDA	(79,981)	(7,691)	(92,286)	(179,958)
Less:
Depreciation and amortization of property and equipment(2b)	78,600	12,363	545	91,508
Amortization of capitalized implementation costs(2c)	14,734	2,054	—	16,788
Acquisition-related amortization(2a)	—	—	32,357	32,357
Restructuring and other costs(4)	—	—	(5,991)	(5,991)
Acquisition-related costs(5)	—	—	2,429	2,429
Litigation costs, net(6)	—	—	12,251	12,251
Stock-based compensation	—	—	53,904	53,904
Equity method loss	(281)	—	—	(281)
Operating loss	$(173,034)	$(22,108)	$(187,781)	$(382,923)
Interest expense, net				(128,373)
Other, net(3)				8,432
Equity method loss				(281)
Provision for income taxes				(2,100)
Loss from continuing operations				$(505,245)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes a $180 million gain on the sale of AirCentre during 2022, a fair value loss of $30 million on our GBT investment during the second quarter of 2022 and a $15 million gain on sale of equity securities during the first quarter of 2021. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs represents charges, and adjustments to those charges, associated with planning and implementing business restructuring activities, including costs associated with third party consultants advising on our business structure and strategy going forward which are integral to the restructuring plan and will result in severance benefits related to employee terminations, which primarily occurred in July 2022. During 2021, adjustments to charges were recorded in conjunction with the changes implemented in 2020 to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(5)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.